Exhibit 99.1
Century Aluminum Company elects Jesse E. Gary Executive Vice President, General Counsel and Secretary
MONTEREY, CA -- (Marketwire) -- 02/01/13 - Century Aluminum Company (NASDAQ: CENX) announced today that Jesse E. Gary has been elected Executive Vice President, General Counsel and Secretary.  Mr. Gary joined Century in 2010 as Associate General Counsel.  Before joining Century, he practiced law at Wachtell, Lipton, Rosen & Katz.  Mr. Gary received his B.A. from the University of California at Berkeley and his J.D. from Cornell Law School.

Michael Bless, President and Chief Executive Officer, commented, “Our Board and I are delighted to announce Jesse's promotion to this critically important position.  Since joining us, Jesse has gained the firm respect of his colleagues and of the Company's key partners in the U.S. and in Iceland.  He has played a significant role in Century's growth and development.  I am confident that Jesse's skills as an attorney and businessperson will add great value for our shareholders, employees, customers and other key constituents.”

Century also announced today that William J. Leatherberry will leave the Company coincident with the relocation of its headquarters offices in June. The Company thanks Mr. Leatherberry for his eight years of service.

About Century Aluminum
Century Aluminum Company supplies standard-grade, high-purity and value-added primary aluminum products to diverse downstream manufacturing customers in the aerospace, automotive and energy industries. The Company owns primary aluminum capacity in the U.S. and Iceland. Century's corporate offices are located in Monterey, Calif. Visit www.centuryaluminum.com for more information.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Contacts:
Lindsey Berryhill
(media)
831-642-9364

Shelly Harrison
(investors)
831-642-9357